EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
of Championlyte Products, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Championlyte Products, Inc., of our report dated March 1, 2002 relating to the financial statements of Championlyte Products, Inc. appearing in the Annual Report on Form 10-KSB of Championlyte Products, Inc. for the year ended December 31, 2001.

/s/ Radin Glass & Co., LLP Radin Glass & Co., LLP Certified Public Accountants

New York, New York
February 7, 2003